As filed with the Securities and Exchange Commission on January 29, 1998

                                                   Registration No.  33-55254-43

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM S-8
POST EFFECTIVE AMENDMENT NO. 1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 INTERBET, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                                               87-0485308
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                        Identification Number)

Suite 110, 1777 Botelho Drive, Walnut Creek, California 94596     (510) 296-2424
         (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                  NON-STATUTORY INCENTIVE STOCK OPTIONS ISSUED
                    TO CONSULTANTS AND ISSUABLE TO EMPLOYEES
                              (Full title of plan)

                   S.T. Deck, Jr., President, Interbet, Inc.
         Suite 110, 1777 Botelho Drive, Walnut Creek, California 94596
                Telephone(510) 296-2424 Facsimile (510) 927-2002
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
    Jackson L. Morris, Esq., 3116 West North A Street, Tampa, Florida 33609
               Telephone (813) 874-8854 Facsimile (813) 873-9628

     The Registrant files this Post Effective Amendment No. 1 to its registration statement on Form S-8 for the sole purpose of removing from registration shares of the Registrant's common stock which have been issued pursuant to this registration statement, but which have not been resold by the initial holders thereof, as follows:


Burton Vishno                          208,250 shares
Walter Zink                            208,250 shares
Stanley Deck, Sr.                      208,250 shares
Edward Durante                         208,250 shares
Prime Management, Inc.                  17,000 shares
Mark Gould                              97,200 shares
Jackson L. Morris                       45,000 shares

     The above named holders have been notified by the Registrant that the shares are now deemed to be "restricted securities" within the meaning of Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, and cannot be resold by them unless sold in compliance with the requirements of the Rule. The transfer agent has been notified to place a stop-transfer order against the certificates representing the shares. The Registrant has been advised by counsel that the registration statement on Form S-8, as originally filed, was invalid and ineffective for all purposes in view of sworn testimony by the undersigned directors and officers of the Registrant given to the staff of the Commission in a formal investigation that neither of them signed the original registration statement and that the conformed signatures are based upon a person or persons unknown to and not unauthorized by them writing their names purporting to be their respective signatures on the manually signed signature page to the registration statement which is required to be maintained by the Registrant in its files. To the extent shares have been resold by the holders under color of an effective registration statement, the Registrant believes it is unable to change the unrestricted nature of such shares in the hands of holders in due course who purchased the shares in good faith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walnut Creek, California, on January 16, 1998.

INTERBET, INC.

By: /s/ S.T. Deck, Jr.
      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, Post Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature               Capacity in Which Signed                Date
/s/ S.T. Deck, Jr.          President & Director               January 16, 1998
S.T. Deck, Jr.              (Principal Executive Officer)


 /s/ Michael  Vishno           Director & Chief                January 16, 1998
Michael Vishno                 Financial Officer
                          (Principal Financial Officer
                        and Principal Accounting Officer)